UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report:  August 10, 2023

Date of earliest event reported:  August 2, 2023

DynaResource, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-30371	94-1589426
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

222 W. Las Colinas Blvd, Suite 1910, North Tower, Irving, TX	75039
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (972) 868-9066

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On August 2, 2023, the Company entered into (1) an Amendment Agreement (the “Amendment”) to the Gold Concentrate Purchase Agreement dated February 1, 2021, as amended (the “Offtake Agreement”) by and between the Company’s affiliate, DynaResource de Mexico, SA de CV (“Dyna Mex”), and an affiliate of Ocean Partners UK Limited (“Ocean Partners”), MK Metal Trading Mexico SA de CV (“Buyer”), and (2) a Stock Purchase Agreement (the “Stock Purchase Agreement”) by and between the Company and Ocean Partners. The Amendment and the Stock Purchase Agreement were entered into pursuant to the terms of the Memorandum of Understanding dated June 29, 2023 (the “MOU”) by and between the Company and Ocean Partners.

The principal terms of the Amendment are as follows:

•	To extend the term of the Offtake Agreement until December 31, 2026, with evergreen annual extensions thereafter until either party terminates the Offtake Agreement on at least 365 days’ notice.

•	To provide for a $1 million termination fee payable by the Company to Ocean Partners in certain circumstances.

•	To increase the maximum advance line of credit under the Offtake Agreement to $17.5 million.

•	To give the Company the option to convert the advance credit line under the Offtake Agreement, to a maximum of $10.0M, into a revolving credit facility repayable over 12 months at 3M SOFR + 7.50% amortized as follows: Month 1, interest only; Month 2-11, 5% principal plus interest; and Month 12, 50% principal plus interest. Converting to a revolving credit facility would reduce the availability on the advance credit line on a pro rata percentage basis.

•	To provide Ocean Partners a right of first refusal, during the term of the Offtake Agreement, to provide offtake financing and purchase other concentrates (zinc, silver, copper, etc.) and doré from the Company’s open pit and underground operations.

Pursuant to the Stock Purchase Agreement, the Company issued and sold to Ocean Partners 1,000,000 shares of the Company’s Common Stock for a purchase price of $5,000,000. In addition, the Company has agreed to appoint Brent Omland, or another person nominated by Ocean Partners, as a director of the Company subject to approval by the Company’s Board of Directors, consent to which approval shall not to be unreasonably withheld as consistent with the Board’s fiduciary duties, for a term running through the next annual meeting of the Company’s stockholders. Such nominee will be nominated, subject to approval by the Company’s Board of Directors, consent to which approval shall not to be unreasonably withheld as consistent with the Board’s fiduciary duties, for reelection by the shareholders at such annual meeting.

The foregoing descriptions of the Amendment and the Stock Purchase Agreement are qualified in their entirety by reference to the full text of the Amendment and the Stock Purchase Agreement, copies of which are attached hereto as Exhibits 10.1 and 10.2, respectively, and incorporated herein by reference. The representations, warranties and covenants contained in the Amendment and the SPA were made only for purposes of such agreements and as of specific dates, were solely for the benefit of the parties to the agreements, and may be subject to limitations agreed upon by the contracting parties.

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Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Amendment Agreement dated as of August 2, 2023 by and between DynaResource, Inc. and MK Metal Trading México SA de CV.
10.2	Stock Purchase Agreement dated as of August 2, 2023 by and between DynaResource, Inc. and Ocean Partners UK Limited.
99.1	Press Release – Closing the SPA of August 2, 2023 with Ocean Partners UK Limited and Amendment (Extension) of the Offtake Agreement with MK Metal Trading México SA de CV,

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DYNARESOURCE, INC.

Dated: August 10, 2023	By:	/s/ Koy W. (“K.D.”) Diepholz
Koy W. (“K.D.”) Diepholz, CEO

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